Exhibit 99.1

Proxy Solicited on Behalf of the Board of Directors
Of INTAC International, Inc. for the Special Meeting of Stockholders
To Be Held At             A.M. Central Time on                        , 2007

The undersigned stockholder of INTAC International, Inc. hereby appoints J. David Darnell and Wei Zhou as proxies, with full power of substitution, to vote on behalf of the shares of common stock of INTAC International, Inc. that the undersigned stockholder is entitled to vote at the Special Meeting of Stockholders to be held on                        , 2007, at              A.M. at                        , and any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, 2 and 3.

The Board of Directors recommends a vote FOR Item 1.

1. To adopt the Agreement and Plan of Merger, dated as of April 20, 2006, by and among HowStuffWorks, Inc. ("HSW"), HSW International, Inc. ("HSW International"), HSW International Merger Corp. ("Merger Sub"), a wholly owned subsidiary of HSW International, and INTAC International, Inc. ("INTAC"), as amended by First Amendment to Agreement and Plan of Merger dated as of January 29, 2007 among the parties, and approve the merger, the contribution of certain assets from HSW to HSW International and the equity financing contemplated by the Agreement and Plan of Merger.

For ☐    Against ☐    Abstain ☐

The Board of Directors recommends a vote FOR Item 2.

2. To adopt the Share Purchase Agreement, dated as of January 29, 2007, by and among INTAC, INTAC International Holdings Limited ("INTAC Holdings"), INTAC (Tianjin) International Trading Company ("INTAC Trading"), Cyber Proof Investments Ltd. ("Cyber") and Wei Zhou, INTAC's Chief Executive Officer and President, and approve the sale of all the issued and outstanding shares of Global Creative International Limited, INTAC Telecommunications Limited, INTAC Deutschland GmbH and FUTAC Group Limited, each a wholly owned subsidiary of INTAC Holdings, and the transfer from INTAC Trading of its rights and control with respect to Beijing INTAC Meidi Technology Development Co., Ltd., to Cyber in exchange for 3 million shares of INTAC common stock held by Mr. Zhou.

For ☐    Against ☐    Abstain ☐

The Board of Directors recommends a vote FOR Item 3.

3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

For ☐    Against ☐    Abstain ☐

Whether or not you plan to attend the Special Meeting and regardless of the number of shares you own, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

Reverse side

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS TO APPROVE THE AGREEMENT AND PLAN OF MERGER. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

DATED:
(Print Full Name of Stockholder)
(Signature of Stockholder)
(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.